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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS



Securities and Exchange Commission
Washington, D. C.

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated January 19, 1996, on our audit of the consolidated financial statements of Citizens Financial Corp. as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, appearing in the 1995 Annual Report to Shareholders of Citizens Financial Corp.

                                     ARNETT & FOSTER



Charleston, West Virginia
March 22, 1996